Exhibit 99.1

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE LORDSTOWN MOTORS CORP.	C.A. No. 2023-0083-LWW

[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 Del. C. § 205 filed by petitioner Lordstown Motors Corp., the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown,

IT IS HEREBY ORDERED this ___ day of __________, 2023, that:

1.            The 2020 Class A Increase Amendment and Certificate of Incorporation, including the filing and effectiveness thereof, are hereby validated and declared effective as of 10:36 a.m. (EDT) on October 23, 2020.1

2.           All shares of capital stock of the Company issued in reliance on the effectiveness of the 2020 Class A Increase Amendment and Certificate of Incorporation, including 115,120,243 shares of Class A Common Stock issued by the Company in connection with or after the Merger, and all other corporate actions and transactions taken or effected in reliance on the validity and effectiveness of the Class A Increase Amendment and Certificate of Incorporation, in each case, are hereby validated and declared effective as of the date and time of the original issuance of such shares or as of the date and time of the taking of such corporate actions or effectuation of such transactions.

3.            The above-captioned action is hereby CLOSED.

The Honorable Lori W. Will

1 Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition.

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Lori W. Will

File & Serve
Transaction ID:	69178256

Current Date:	Feb 21, 2023

Case Number:	2023-0083-LWW

Case Name:	In Re Lordstown Motors Corp.

Court Authorizer Comments:

The relief sought in the Petition is granted for the reasons set forth in the court's February 21, 2023 Opinion.

/s/ Judge Lori W. Will